                                                                   EXHIBIT 10.11

                                COMMERCIAL LEASE


        THIS AGREEMENT entered into this 1st day of March, 2000 between ARTHUR
J. ROHDE & CO., 2711 East Jefferson Avenue, Detroit, Michigan, its successors and assigns, (hereinafter called the "Lessor" or "Landlord") and CATUITY INCORPORATED (hereinafter called the "Lessee" or "Tenant").

        WITNESSETH, Lessor does this day lease to Tenant the office space and appurtenances as described on Exhibit "A" attached hereto, together with the right to reasonably utilize common elements as described, to be used and occupied as commercial office property by said Lessee, subject to the term and conditions of this lease.

        1. DESCRIPTION OF PREMISES: The Landlord lets and the Tenant hires certain office space, to be used as a commercial business office, described on Exhibit "A". The Tenant shall have the nonexclusive right to use certain COMMON ELEMENTS/AREAS including but not limited to hails, entrances, grounds, parking lot and public rest rooms, so long as such use does not unreasonably interfere with co-tenants' use thereof. The Lessor shall make said leasehold available during normal business hours, 7 a.m. to 7 p.m., or otherwise as arranged.

        2. TERM: As described on Exhibit "A" attached hereto.

        3. RENT: For the sum described on Exhibit "A" attached hereto, payable in advance by the 1st day of each month (hereinafter "Due Date"). (See Late Fee at Paragraph 17.)

        4. USE AND OCCUPANCY: It is understood and agreed that the premises let herein shall be used and occupied as a commercial business office and for no other purposes without the written consent of the Landlord. Tenant further covenants that he shall not carry out any activity which will be of an inherently dangerous nature, and further, that Tenant's use will not be in violation of any law, municipal ordinance or regulation, and that upon any breach of this provision, the Landlord may terminate this Lease forthwith and assert any remedies created hereby or pursuant to law.

        a. RULES AND REGULATIONS: The Landlord may from time to time impose reasonable rules and regulations regarding the Tenant's use of the premises and the Tenant shall abide by and observe said rules and regulations so long as same are commercially reasonable and reasonable under the circumstances.

        b. ENTRANCE - ACCESS: The Tenant and the customers, guests and business invitees of the Tenant shall at all times use the "front entrance" being the most southerly entrance door on or about the leased premises.

        5. SECURITY DEPOSIT: In addition to the rental amount stated on Exhibit "A", the Lessee shall pay to the Lessor a security deposit in an amount stated on Exhibit "A", and same shall be held by Landlord pursuant to law and cannot be used as rent. Said security deposit will be returned to Tenant within ten (10) days after vacating of the premises, but Lessor retains the right to charge Lessee's account for any damage, unreasonable clean-up or other charges due hereunder.

        6. RENEWAL AND HOLDOVER TENANCY: The Lessee shall have first right of refusal on successive years. If Lessee remains in possession of the leased premises after the expiration of this initial Lease Term or any option term, he may continue in possession and all the terms and conditions of this Lease shall continue in full force and written notice will be required to terminate the successive lease term. Rent during any such hold over period shall be at a monthly rate equal to 110% of the rent for the last month of the then ending lease term.

        7. INSURANCE AND INDEMNITY: The Lessor agrees to maintain fire insurance with extended coverage covering the building. The Lessee agrees to maintain contents insurance aid to indemnify and hold harmless the Landlord from any liability for damages to any person or property in, on or about said leased premises from any cause whatsoever; and Tenant will procure and keep in effect during the term hereof, public liability and property damage insurance for the benefit of itself and the Landlord in the sum of One Million and 00/100 ($1,000,000.00) dollars for damages resulting to one person and Five Hundred Thousand and 00/100 ($500,000.00) dollars for damages resulting from one casualty, and Twenty Five Thousand and 00/100 ($25,000.00) dollars property damage insurance resulting from any one occurrence, Tenant shall deliver said policies or certificate thereof to the Landlord: and upon Tenant's failure to do so, the Landlord may at his option obtain such insurance and the cost thereof shall be paid as additional rent due and payable upon the next ensuing rent due day.

        8. REPAIRS AND ALTERATIONS: The Landlord, after receiving written notice from the Tenant and having reasonable opportunity thereafter to obtain the necessary workmen therefor, agrees to keep in good order and repair the roof and the four outer walls of the premises, the doors, door frames, the window glass, window casings and window frames.

        Except as provided above, the Tenant further covenants and agrees that he will, at his sole expense, during the continuation of this lease, keep said premises and every part thereof in good repair, and at the expiration of the term, yield and deliver up same in like condition as when taken, reasonable use, wear and tear thereof and damages by the elements excepted. The Tenant shall not make any alterations, additions or improvements to said premises without the Landlord's written consent; and all alterations, additions or improvements made by either of the parties hereto upon the premises, except movable office furniture and trade fixtures put in at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the premises at the termination of this lease without molestation or injury.

        9. MAINTENANCE: The Lessor agrees to maintain the building affixed to said land in a condition substantially the same as it now exists. The Lessee agrees to maintain interior of the individual let office in a condition substantially the same as it now exists with respect to general maintenance. The Lessee further agrees to keep common areas free of nuisances and debris of Lessee. Lessor shall provide limited janitorial service, reasonable (once a week) trash removal and shall maintain the grounds, including landscaping and snow removal, in a condition required in maintaining an office building.

        10. UTILITIES: The Landlord agrees that he will pay all reasonable charges for gas or oil for heating, and for water consumed on the premises or any part thereof during the said term as they shall become due. Landlord shall have the right to either pay the cost of electricity (which Lessor shall pay initially), or to allocate the cost of electricity based upon square footage as additional rent in the event that in Lessors sole discretion Tenant uses a disproportionate amount of electricity, but landlord shall allocate and pay the cost of electricity for common area square footage.

        11. TAXES: Landlord shall pay all taxes, assessments and charges which shall be assessed and levied upon the leased premises or any part thereof during the said term as they shall become due.

        12. LANDLORD'S ENTRY: Upon reasonable prior notice, the Lessor may enter at all reasonable hours of the day and only in a commercially reasonable manner, to inspect and/or make such repairs to the leased premises as the Lessor may reasonably desire, without prosecution for such intrusion. The Lessor shall at all times accord reasonable care to the Lessee's property.

        13. OBSERVANCE OF LAWS: Tenant shall duly obey and comply with all public laws, ordinances, rules or regulations relating to the use of the leased premises; provided, however, that any installation of fire prevention apparatus, electric rewiring, plumbing changes or structural changes in the building on the lease premises, required by any such law, ordinance, rule or regulation, shall be made by Landlord without expense to Tenant.

        14. DEFAULT: "Default shall be defined as follows: failure by either of the parties hereto to perform any covenant required to be performed by such party under the terms and provisions of this lease, including Tenant's covenant to pay rent by Due Date. Default shall automatically accelerate rent due, for the full amount of rent due, during the term of this Lease, and allow Landlord to demand and seize the security deposit made herewith. Tenant may not be liable for entire accelerated amount because Landlord shall attempt to minimize damage, by re-rental of the premises. Tenant hereby waives any notice of acceleration.

        15. EVICTION: In the event that Tenant fails to pay rent by the Due Date, Landlord may at its option, serve upon Tenant a Notice to Quit, and both Tenant and Landlord agree that eviction may be by Summary Proceedings. In addition, Landlord may at its option use self-help and re-enter and repossess the premises and remove and put out each and every occupant. So long as Landlord's actions are reasonable and in accordance herewith, Tenant shall not be entitled to any damages from Landlord on account of his re-entry.

        16. TERMINATION BY REASON OF DEFAULT: In the event that Tenant fails to pay rent seven (7) days after service upon Tenant of Notice to Quit, Landlord may at its option, immediately terminate this lease and pursue all legal remedies. In the event that either party defaults for any reason, other than Tenant's nonpayment of rent, and such default continues for fifteen days after service of notice upon the defaulting party by the non-defaulting party, this lease may be terminated, at the option of the non-defaulting party, fifteen days after service of the notice. Such termination shall not relieve the defaulting party from liability to the other party for such damages as may be suffered by reason of such default.

        17. EXPENSES, DAMAGES LATE CHARGES AND INTEREST: Tenant hereby agrees to pay Landlord expenses and costs, including payroll costs and actual attorneys fees, reasonably incurred by Landlord but not to exceed $900.00, because of Tenant's default and those fees resulting from any action for Summary Proceedings against Tenant. The Landlord shall be entitled to, and Tenant agrees to pay, interest on account of all rents past due 30 days from Due Date, same to be charged at the rate of one and one half (1 1/2%) percent per month. Landlord shall be entitled to and Tenant agrees to pay, a late fee of Twenty Five and 00/100 ($25.00) dollars if rent is not received within Fifteen (15) days of the Due Date. Said interest charge and late fee shall be included as service charges and be deemed part of additional rent. Any rent check tendered to the Landlord returned by the bank shall obligate the Tenant to pay the Landlord Twenty Five and 00/100 ($25.00) Dollars immediately upon receipt of notice, plus reimbursement of Landlord's bank charges for the returned check.

        18. REMEDIES NOT EXCLUSIVE: It is agreed that each and every right, remedy and benefit Provided by this lease shall be cumulative and shall not be exclusive of any other right remedy and/or benefit allowed by law.



        19. LANDLORD'S LIEN: Pursuant to Michigan Compiled Law 440.9101 and
440.9102 et. seq., the Landlord creates and retains hereby, as agreed to by the Tenant herein, a lien for rents and charges due Landlord from Tenant on all of the property, office furniture and equipment placed upon the premises let hereby. In the event of Tenant's default in the payments and covenants hereunder, the Landlord may assert his lien against said chattels and may foreclose against same pursuant to law. Additionally, no property owned by Tenant will be released or allowed to be removed from the premises while Tenant is in default of any conditions herein.

        20. RIGHT TO MORTGAGE, SELL AND SUBORDINATE: The Landlord reserves the right to subject and subordinate this Lease at all times to any lien of any mortgage or mortgages and, further, reserves the right to sell or otherwise convey or hypothecate said premises, subject only to a thirty (30) day notice of recession and notice that said Lease will not be renewed.

        21. RISK OF LOSS: The Lessee shall completely and unequivocally, bear the full risk of any loss or damage to any property stored pursuant to this Lease on Lessor's property, and Tenant shall indemnify and hold Landlord harmless from any loss, claim or suit, including the costs of defense and attorney's fees to defend Landlord from any claim of any nature whatsoever.

        Additionally, the Lessee shall indemnify and hold Lessor harmless from any injury, loss or damage, including legal fees, or from any suit of any kind or nature whatsoever sustained as a result of injury, loss or damage sustained by any person who is in the employ of the Lessee or who is injured as a result of Tenant's negligence, or any injury which is associated with the items stored by Tenant hereunder, including but not limited to, those agents, subcontractors or other persons appointed or otherwise authorized by the Lessor to enter the let premises on behalf of Lessor.

        22. CONDEMNATION: In the event that the leased premises shall be taken for public use by the city, state, federal government, public authority or other corporation having the power of eminent domain, then this lease shall terminate as of the date on which possession thereof shall be taken for such public use, or, at the option of Tenant, as of the date on which the premises shall become unsuitable for Tenant's regular business by reason of such taking, provided, however, that if only a part of the leased premises shall be so taken, such termination shall be at the option of Tenant only. If such a taking of only a part of the leased premises occurs and Tenant elects not to terminate the lease, there shall be an proportionate reduction of the rent to be paid under this lease from and after the date such possession is taken for public use. Tenant shall have the right to participate, directly or indirectly, in any award for such public taking to the extent that he may have suffered compensable damage as a Tenant on account of such public taking.

        23. ASSIGNMENT: Tenant may assign this lease or sublet the premises or any part thereof for any legitimate use, only upon the written consent of Landlord. Tenant shall remain liable as surety under the terms hereof notwithstanding such assignment or sublease.

        24. FIRE OR CASUALTY: In the event the premises shall be destroyed or so damaged or injured by water, fire or other casualty during the life of this agreement whereby the same shall be rendered untenantable, then the Lessor shall have the right to render said premises tenantable by repairs within ninety
(90) days of said casualty without affecting Tenant's duties hereunder; otherwise, the Tenant may cancel this lease, In the event of such cancellation, the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing.

        25. LESSEE DATA: The Lessee shall contemporaneously with the execution hereof and prior to delivery of any personalty to the let premises, submit to the Landlord personal information data on Exhibit "B" which shall be held in the strictest confidence, by completing the form attached hereto. This information will enable the Landlord to have relevant names, addresses and phone numbers so that Landlord can, without liability, make reasonable inquiry into authority and authorization of any agents or individuals of Lessee.

        26. WAIVER AND SEVERABILITY: No waiver of any rights hereunder shall be deemed as a continuing waiver, nor shall it in any way prejudice any rights or remedies provided hereby. The terms, conditions and covenants in this agreement are severable, and the invalidity of one shall in no way affect the enforcement of others.

        27. NOTICES: It is understood and agreed between the parties hereto that written notice mailed or delivered to the premises leased hereunder, shall constitute sufficient notice to the Lessee; and written notice mailed or delivered to the office of the Lessor, shall constitute sufficient notice to the Lessor to comply with the terms of this contract.

        28. ACCEPTANCE OF PREMISES: Lessee hereby accepts the premises in the condition they are in at the beginning of this lease and subject to the provisions of paragraph 5 hereof and agrees to maintain said premises in the same condition, order and repair as they are in at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this agreement.

        29. QUITE ENJOYMENT: As long as the Lessee pays the rent as provided herein and otherwise performs all of the covenants and conditions to be performed by the Lessee and abides by all the rules and regulations set forth herein, Lessee shall have peaceful and quiet enjoyment of the demised premises for the term of this lease.

        30. LANDLORD'S RIGHT TO SHOW PREMISES: For a period of ninety (90) days prior to the termination of this Lease, Landlord may enter upon the premises during normal business hours to show the premises to prospective lessees and/or purchasers, and for a period of sixty (60) days prior to the termination of this lease, Landlord may display in and about the premises the usual "For Rent" or "For Sale" signs.

        31. LAW GOVERNING: This Agreement shall be interpreted and is written pursuant to the laws of the State of Michigan, and the Michigan courts shall retain jurisdiction of this matter.

        32. MODIFICATION: No modification or waiver of any of the terms hereof shall be valid unless in writing and signed by both parties. No waiver or any breach thereof or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

        IN WITNESS WHEREOF the parties have set their hands and seats to four counter parts of this agreement, each of which shall constitute an original, as of the date first written above.


WITNESS:                                    LESSOR: ARTHUR J. ROHDE & CO.

-------------------------                   By: /s/ ARTHUR J. ROHDE, JR.
                                               ---------------------------------
                                               Arthur J. Rohde, Jr.
                                               Its:  President

-------------------------                    LESSEE: CATUITY INCORPORATED

                                            By: /s/ MICHAEL HOWE
------------------------                      ---------------------------------
                                               Its:

                                  EXHIBIT "A"

To Lease between ARTHUR J. ROHDE & CO. and CATUITY INCORPORATED

         Dated:    March 1, 2000

         Office Number:    #205 and #207
         Parking Spaces:   Two (2) (General guest parking is available)
         Monthly Rental:   $800.00/month
         Term:             Twelve (12) Months

         Commencing:       March 1, 2000
         Security Deposit: $2,400.00
         Option to Renew: If the Tenant is not then in default said Tenant shall have the option to renew this lease for an additional one year term at the following monthly rental:


                                  $800.00/month


        Tenant shall give Landlord written notice of its intention to exercise this renewal option, not less than 30 days prior to the expiration of the initial 12 month lease term. In the event Tenant does not give 30 day renewal notice, tenant may extend the lease monthly for $880/month for up to 12 additional months. Tenant may also extend the lease if the 2nd year is extended, for a 3rd or 4th year. In the event of a 3rd or 4th year extension, the rental rate shall be $800/month times the U.S. Department of Commerce CPI-U Index for February, 2002 divided by February, 2000 for the 3rd year; and $800/month times the said Index for February, 2003 divided by February, 2000 for the 4th year, should the Lease be so extended.

                                   EXHIBIT "B"
                             LESSEE DATA AND RELEASE

To Lease between ARTHUR J. ROHDE & CO. and CATUITY INCORPORATED

Dated:    March 1, 2000

          Name:               CATUITY INCORPORATED
          If Individual       Social Security/EIN Number:_______________________

          Banking Data: Account Number(s):_________________ (Checking) Name of Bank:

          Lessee hereby authorizes said bank or financial institution to release credit information and account history of Lessee to ARTHUR J. ROHDE & CO.

                                            Date:   March 1, 2000

                                            Name/Signature:
                                                           ---------------------
                                            Title: